Exhibit 10.19

ADVISORY AGREEMENT

This Advisory Agreement (“Agreement”) is made by and between Chad Verbowski (“Employee”) and Confluent, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

In consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1)
Consideration. As good and valuable consideration for Employee’s timely execution of this Agreement, the Company agrees as follows:
a)
Employee will remain an employee of the Company through February 21, 2025, unless terminated earlier (“Advisory Period”). During the Advisory Period, Employee will continue to receive Employee’s regular salary and benefits (pursuant to the terms of the applicable benefits plans), including the vesting of equity awards in accordance with the terms of the Equity Documents (defined below), until February 21, 2025, or earlier termination date as provided herein, as long as Employee complies with the terms of this Agreement, the Confidential Information and Invention Assignment Agreement (“CIIAA”) and the Company’s Code of Conduct. During the Advisory Period, Employee may be required to aid in the transition of Employee’s duties and may be directed to perform other tasks as reasonably required by the Company.
b)
If at any time during the Advisory Period, Employee’s employment is terminated by the Company for breach of this Agreement, the CIIAA or violation of the Company’s Code of Conduct, or if Employee voluntarily leaves employment with the Company and/or Employee begins employment for another employer, for Employee’s own business or as an independent contractor, Employee will no longer be eligible to receive the salary, benefits, or vesting of equity provided herein for the remainder of the Advisory Period. In the event of termination for violation of this Agreement, the CIIAA or the Code of Conduct, Employee will become ineligible to receive the additional consideration specified below.
c)
Upon the successful completion of the Advisory Period, the Company shall provide Employee with the following payments:
i)
a lump sum payment in the gross amount of $110,000, less applicable taxes, deductions and withholdings, equivalent to three (3) months’ base salary;
ii)
a lump sum payment, less applicable taxes, deductions and withholdings, as compensation for the 2024 annual bonus, with the payout calculated on the same basis as the payout for other executives;
iii)
a lump sum payment in an amount equivalent to the cost of six (6) months of COBRA premiums for Employee and his eligible dependents.

All payments under this section will be made to Employee within fifteen (15) business days after February 21, 2025.

d)
Employee understands that he will receive the additional consideration if, and only if, he does not revoke the Agreement and complies with its terms. Employee agrees that this consideration satisfies any entitlement to severance Employee may have had pursuant to the Confluent, Inc. Executive Officer Change in Control / Severance Benefit Plan (the “Plan”) and associated participation agreement, and upon execution of this Agreement, he will no longer be eligible for nor entitled to severance pursuant to the Plan.
2)
Benefits. If Employee successfully completes the Advisory Period and is not separated from the Company earlier, Employee’s health insurance benefits shall cease on February 28, 2025, subject to applicable benefit plan terms and Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in restricted stock units, and the accrual of bonuses, vacation, and paid time off, will cease as of the Termination Date or any earlier separation date from the Company.
3)
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in Section 1 of this Agreement or otherwise provided by the terms of the Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, outplacement costs, fees, reimbursable expenses, commissions, vesting in restricted stock units, and any and all other accrued or vested benefits and compensation due to Employee.
4)
Equity Vesting. The Parties agree that, pursuant to the applicable award agreements entered into in connection with each equity grant and the Company’s 2021 Equity Incentive Plan (collectively the “Equity Documents”), Employee will be considered to have satisfied the time-based condition only up to the Termination Date or earlier separation date. Any equity awards that Employee has been granted continue to be governed by the terms of the Equity Documents.
5)
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement or of any provision of the CIIAA shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement, and to obtain damages, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the CIIAA.
6)
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
7)
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
8)
No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
9)
Severability. Should any provision or any portion of any provision in this Agreement be declared illegal by a court of competent jurisdiction or arbitrator, this Agreement shall continue in full force and effect without said provision or portion of provision.
10)
Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
11)
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the CIIAA.
12)
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized officer of the Company.
13)
Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the state where Employee was last employed by the Company.
14)
Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Delivery of an executed counterpart's signature page of this Agreement, by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.
15)
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and related parties. Employee acknowledges that:
(a)
Employee has read this Agreement;
(b)
Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(c)
Employee understands the terms and consequences of this Agreement; and
(d)
Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

[Signatures on Following Page]

Chad Verbowski, an individual

Dated:11/23/24

/s/ Chad Verbowski

Chad Verbowski

CONFLUENT, INC.

Dated:11/24/24

By: /s/ Christina Pacudan

Christina Pacudan

Deputy General Counsel